UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2022

Golub Capital BDC 3, Inc.

(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-01244	82-2375481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY 10106

 (Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

__________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On December 14, 2022 (the “Closing Date”), Golub Capital BDC 3 CLO 2 LLC (the “2022 Issuer”), an indirect, wholly owned, consolidated subsidiary of Golub Capital BDC 3, Inc. (the “Company”) completed a $386,600,000 term debt securitization (the “2022 Debt Securitization”). Term debt securitizations are also known as a collateralized loan obligations and are a form of secured financing incurred by a subsidiary of the Company, which is consolidated by the Company and subject to the Company’s overall asset coverage requirement.

On the Closing Date and in connection with the 2022 Debt Securitization, the 2022 Issuer entered into a Placement Agency Agreement (the “Placement Agreement”) with GreensLedge Capital Markets LLC (“GreensLedge”), as the lead placement agent and KeyBanc Capital Markets Inc. as the co-placement agent (together, with GreensLedge, the “Placement Agents”), pursuant to which the Placement Agents agreed to place certain of the notes to be issued pursuant to an indenture to the as part of the 2022 Debt Securitization.

The notes offered in the 2022 Debt Securitization consist of $140,000,000 of AAA Class A Senior Secured Floating Rate Notes due 2034, which bear interest at the three-month secured overnight financing rate published by the Federal Reserve Bank of New York (“SOFR”) plus 2.60% (the “Class A Notes”); $38,800,000 of AA Class B Senior Secured Floating Rate Notes due 2034, which bear interest at the three-month SOFR plus 3.09% (the “Class B Notes” and, together with the Class A Notes, the “Secured Notes”); and $85,000,000 of AAA Class A Senior Secured Floating Rate Loans maturing 2034, which bear interest at the three-month SOFR plus 2.60% (the “Class A Loans” and, together with the Secured Notes, the “Secured Debt”). Additionally, on the Closing Date the Issuer will issue $122,800,000 Subordinated Notes due 2122 (the “Subordinated 2022 Notes”), which do not bear interest. The Secured Notes together with the Subordinated Notes are collectively referred to herein as the “2022 Notes”, and the Secured Debt together with the Subordinated 2022 Notes are collectively referred to herein a the “Debt”.

The 2022 Debt Securitization is backed by a diversified portfolio of senior secured and second lien loans. Through January 18, 2026, all principal collections received on the underlying collateral may be used by the 2022 Issuer to purchase new collateral under the direction of GC Advisors LLC, the Company’s investment adviser (“GC Advisors”), in its capacity as collateral manager of the 2022 Issuer, in accordance with the Company’s investment strategy and subject to customary conditions set forth in the documents governing the 2022 Debt Securitization, allowing the Company to maintain the initial leverage in the 2022 Debt Securitization. The Secured Notes are due in 2034. The Class A Loans mature in 2034. The Subordinated 2022 Notes are due in 2122.

The Company intends to use the proceeds from the 2022 Debt Securitization to, among other things, purchase certain portfolio company investments (“Collateral Obligations”) from GBDC 3 Funding LLC, a wholly-owned subsidiary of the Company (the “Warehouse Borrower”) pursuant to the loan sale agreements described below and from other affiliates of the Company on the Closing Date. In connection therewith, the Warehouse Borrower intends to reduce certain outstanding indebtedness under the documents governing the credit facility entered into by the Warehouse Borrower, the Company, as equity holder and as servicer, the lenders from time to time parties thereto, a financing provider, as facility agent, the other agents parties thereto, each of the entities from time to time party thereto as securitization subsidiaries and a financing provider as, as collateral agent and as collateral custodian. The Warehouse Borrower and other subsidiaries of the Company that sell Collateral Obligations to the 2022 Issuer (directly or indirectly pursuant to the loan sale agreements described below) expect to make distributions of cash to the Company.

Under the terms of a loan sale agreement entered into upon closing on the Closing Date (the “Closing Date Loan Sale Agreement”) that provided for the sale of assets on the Closing Date solely to satisfy risk retention requirements and in accordance with certain no action relief obtained by GC Advisors, (1) the Company transferred to GC Advisors a portion of its ownership interest in the portfolio company investments securing the 2022 Debt Securitization, (2) GC Advisors, in turn, transferred such portfolio company investments to the 2022 Issuer, (3) as consideration for its acquisition of such portfolio company investments, the 2022 Issuer issued to GC Advisors 100% of the risk retention interest in the form of a portion of the Subordinated 2022 Notes, and (4) GC Advisors immediately transferred these Subordinated 2022 Notes to the 2022 CLO Depositor (as defined below), as directed by the Company in consideration for its acquisition of the portfolio investments from the Company described in step (1). Under the terms of the other loan sale agreement entered into upon the Closing Date (the “Master Loan Sale Agreement”) that provided for the sale of assets on the Closing Date as well as future sales from the Company to the 2022 Issuer through Golub Capital BDC 3 CLO 2 Depositor LLC, a direct, wholly-owned and consolidated subsidiary of the Company (the “2022 CLO Depositor”), (1) the Company sold and/or contributed to the 2022 CLO Depositor the remainder of its ownership interest in the portfolio company investments securing the 2022 Debt Securitization and participations for the purchase price and other consideration set forth in the Closing Date Loan Sale Agreement and (2) 2022 CLO Depositor, in turn, sold to the 2022 Issuer all of its ownership interest in such portfolio loans and participations for the purchase price and other consideration set forth in one of the loan sale agreements. Following these transfers, the 2022 Issuer, and not GC Advisors, the 2022 CLO Depositor or the Company, holds all of the ownership interest in such portfolio company investments and participations. The Company made customary representations, warranties and covenants in these loan sale agreements.

The Secured Debt is the secured obligation of the 2022 Issuer, and the indenture and credit agreement governing the Debt includes customary covenants and events of default.  The Secured Debt has not been, and will not be, registered under the Securities Act of 1933, as amended, or any state “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

GC Advisors serves as collateral manager to the 2022 Issuer under a collateral management agreement and is entitled to receive a fee for providing these services. Pursuant to the Company’s investment advisory agreement with GC Advisors (the “Investment Advisory Agreement”), the total fees paid to GC Advisors for rendering collateral management services, which will be less than the management fee payable under the Investment Advisory Agreement, will be offset against such management fee.

The descriptions of the documentation related to the 2022 Debt Securitization contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the underlying agreements, attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 incorporated into this Current Report on Form 8-K by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Placement Agency Agreement, dated as of December 14, 2022, by and between Golub Capital BDC 3 CLO 2 LLC, GreensLedge Capital Markets LLC and KeyBanc Capital Markets LLC.

10.2	Indenture, dated as of December 14, 2022, by and between Golub Capital BDC 3 CLO 2 LLC, as Issuer, and Citibank, N.A., as Collateral Trustee.

10.3	Credit Agreement, dated as of December 14, 2022, by and among Golub Capital BDC 3 CLO 2 LLC, as borrower, Citibank, N.A., as Collateral Trustee and as loan agent, and the various financial institutions and other persons party thereto from time to time as lenders.

10.4	Collateral Management Agreement, dated as of December 14, 2022, by and between Golub Capital BDC 3 CLO 2 LLC, as Issuer and GC Advisors LLC, as Collateral Manager.

10.5	Master Loan Sale Agreement, dated as of December 14, 2022, by and among Golub Capital BDC 3, Inc., as the Seller, GC Advisors LLC, as the Closing Date Seller, Golub Capital BDC 3 CLO 2 LLC, as the Buyer, and GBDC 3 Funding LLC, as the Warehouse Borrower.

10.6	Master Loan Sale Agreement, dated as of December 14, 2022, by and among Golub Capital BDC 3, Inc., as the Seller, Golub Capital BDC 3 CLO 2 Depositor LLC, as the Intermediate Seller, and Golub Capital BDC 3 CLO 2 LLC, as the buyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC 3, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital BDC 3, Inc.

Date: December 19, 2022	By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer